AMENDMENT TO EMPLOYMENT AGREEMENT

            THIS AGREEMENT is made as of this 4th day of March, 1996,

B E T W E E N:

                                    TLC THE LASER CENTER INC., a corporation incorporated under the laws of the Province of Ontario

                                    (the "Corporation")

                                    -and-

                                    ELIAS VAMVAKAS, of the City of Richmond
                                    Hill, in the Province of Ontario

                                    (the "Executive")

RECITALS:

A. The Corporation is the parent company of a group of companies (collectively, the "TLC Group") involved in the business of providing excimer laser eye surgery and other secondary eye care services.

B. The Executive is currently an employee of the Corporation and/or the TLC Group as well as a shareholder of the Corporation.

C. The Corporation and the Executive entered into an Agreement dated as of January 1, 1996 (the "Employment Agreement") to set forth the rights and obligations of each of them as regards the Executive's continuing employment with the Corporation for their mutual benefit and to reflect the nature of the Executive's employment by a corporation intending to become a public corporation.

D. Pursuant to clause 8 of the Employment Agreement, the Corporation granted to the Executive options (the "Original Options") to acquire 1,000,000 common shares in the capital of the Corporation at an option price of $2.50 (Cdn.) per common share of which options to acquire 250,000 shares were to have been exerciseable in each of the four years from the date of the Employment Agreement on a cumulative basis. Each of the Original Options were to expire on the earlier of (i) five years following the date on which they would have become exerciseable, and (ii) 90 days following termination of the Executive's employment under the Employment Agreement.

E. In connection with the initial public offering of common shares of the Corporation and the application for listing of the common shares on The Toronto Stock Exchange, The Toronto Stock Exchange has required that the Original Options be replaced with options (the "New Options") exerciseable at the issue price of US $3.00 per share (Cdn. $4.11 per share).

F. In order to ensure that the Executive is kept in substantially the same economic position that he was in while he held the Original Options, the Corporation will permit the

      Executive to apply the inherent value (the "Inherent Value") in the Original Options towards the exercise of New Options prior to the closing of the initial public offering on March 25, 1996. The Inherent Value is equal to the number obtained when (a) the difference between (i) Cdn. $2.50, and (ii) US $3.00 (Cdn. $4.11) is multiplied by (b) the number of common shares subject to the Original Options held by the Executive. The Inherent Value can be applied by the Executive as consideration for the exercise of New Options at the issue price of Cdn.$4.11.

G. The Corporation and the Executive wish to amend clause 8 of the Employment Agreement to reflect the replacement of the Original Options with the New Options and to enter into a share option agreement which sets out the terms and conditions relating to the New Options, including the vesting and expiry dates of the New Options.

NOW THEREFORE in consideration of the mutual covenants and agreements contained in this agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Corporation and the Executive agree to amend the Employment Agreement as follows:

1. Clause 8 of the Employment Agreement is deleted in its entirety and replaced with the following:

      "The Corporation hereby grants to the Executive options to acquire 1,000,000 common shares in the capital of the Corporation at an option price of $4.11 (Cdn.) per common share. The parties agree to enter into a Share Option Agreement substantially in the form of Schedule A attached hereto in order to set forth the terms and conditions relating to the options herein granted."

IN WITNESS WHEREOF THE PARTIES HAVE EXECUTED THIS AGREEMENT.

                                       TLC THE LASER CENTER INC.


                                       By: /s/ John Riegert
                                          ---------------------------------
                                          John Riegert
                                          Chief Financial Officer
WITNESS:                           )
                                   )
                                   )
/s/ Janet Craig                    )      /s/ Elias Vamvakas
--------------------------------   )      ---------------------------------
                                   )      ELIAS VAMVAKAS
Janet Craig                        )
--------------------------------   )
Witness Name (Please Print)        )

                                   SCHEDULE A

                             SHARE OPTION AGREEMENT

            THIS AGREEMENT is made as of this 4th day of March, 1996,

B E T W E E N:

                               TLC THE LASER CENTER INC., a corporation incorporated under the laws of the Province of Ontario

                               (the "Corporation")

                               -and-

                               ELIAS VAMVAKAS, of the City of Richmond Hill, in the Province of Ontario

                               (the "Executive")

RECITALS:

A. The Corporation and the Executive entered into an agreement dated as of January 1, 1996, as amended by an agreement dated as of March 4, 1996 (the "Employment Agreement") to set forth the rights and obligations of each of them as regards the Executive's continuing employment with the Corporation for their mutual benefit and to reflect the nature of the Executive's employment by a corporation intending to become a public corporation.

B. Pursuant to clause 8 of the Employment Agreement, the Corporation has granted to the Executive an option to acquire 1,000,000 common shares in the capital of the Corporation at an option price of $4.11 (Cdn.) per share. This Option replaces the option (the "Original Option") granted to the Executive by the Corporation as of January 1, 1996 pursuant to clause 8 of the Employment Agreement, as such clause read prior to the amendment of such clause by the Amendment to Employment Agreement made as of March 4, 1996 between the Corporation and the Executive.

C. The Corporation and the Executive wish to enter into this Share Option Agreement to set forth the terms and conditions relating to the option granted to the Executive pursuant to clause 8 of the Employment Agreement.

            NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Corporation and the Executive agree as follows:

Grant and Exercise of Options

1. The parties confirm that pursuant to clause 8 of the Employment Agreement. the Corporation has granted to the Executive an option (the "Option") to acquire 1.000,000 common shares (the "Shares") in the capital of the Corporation at an option price of $4.11 (Cdn.) per share. The Executive's rights to purchase Shares pursuant to this Option will vest and expire as follows:

Vesting Date         Number of Options   Expiry Date(1)      Aggregate Number
------------         Exercisable On or   --------------      of Options
                     After Vesting Date                      Exercisable
                     ------------------                      ----------------

Immediately          391,727             January 1, 2001     Immediately:

                                                             391,727

March 25, 1996       152,069             January 1, 2001     March 25, 1996:

                                                             543,796

January 1, 1997      152,068             January 1, 2002     January 1, 1997:

                                                             695,864

January 1, 1998      152,068             January 1, 2003     January 1, 1998:

                                                             842,932

January 1, 1999      152,068             January 1, 2004     January 1, 1999:

                                                             1,000,000

(1) Subject to earlier expiration in accordance with the terms of this Agreement.

            The Corporation will permit the Executive to apply the inherent value (the "Inherent Value") of the Original Option towards the exercise of the Options granted to the Executive pursuant to clause 8 of the Employment Agreement which vest immediately. However, the Executive's ability to apply the Inherent Value to the exercise of the Option will expire on March 25, 1996. The Inherent Value will be considered to have a fair value equal to that number obtained when (a) the difference between (i) Cdn. $2.50 and (ii) Cdn. $4.11

(US $3.00) is multiplied by (b) the number of Shares subject to the Original Option held by the Executive.

            The Executive's Inherent Value is calculated as follows:

The total number of Original Options granted to you as of
January 1, 1996 was:
                                                                   1,000,000

Multiplied by: (i) $4.11 - (ii) $2.50                             Cdn. $1.61

Total Inherent Value:                                        Cdn. $1,610,000

            In order to apply the Inherent Value of the Original Option toward the exercise of the Options referred to above, please sign the Inherent Value Exercise Form which is attached to this Agreement and return it to Janet Craig at the Corporation's head office as soon as possible and in any event prior to March 25, 1996.

2. Additional Terms of Exercise

            Not less than 100 Shares may be purchased at any one time except where the remainder totals less than 100. No fractional Shares may be issued and the board of directors of the Corporation (the "Board") may determine the manner in which fractional Share value will be treated. Subject to the foregoing, this Option may be exercised in whole or in part in respect of vested Options at any time prior to expiry of the relevant Options, by delivery of written notice to the Corporation's head office to the attention of the Secretary of the Corporation, specifying the number of Shares to be purchased, accompanied by payment by bank draft or certified cheque of the total purchase price of the Shares.

3. Termination, Retirement, Death or Departure

(a) If the Executive ceases to be an employee of the Corporation for any reason whatsoever other than death, each Option held by the Executive will cease to be exercisable 90 days after the date the Executive ceases to be an employee of the Corporation. If any portion of an Option has not vested by the Termination Date, that portion of the Option may not under any circumstances be exercised by the Executive. Without limitation, and for greater certainty only, this subsection (a) will apply regardless of whether the Executive was dismissed with or without cause and regardless of whether the Executive received compensation in respect of dismissal or was entitled to a period of notice of termination which would otherwise have permitted a greater portion of the Option to vest in the Executive.

(b) If the Executive dies, the legal representatives of the Executive may exercise the Executive's Options within 180 days after the date of the Executive's death but only to the extent the Options were by their terms exercisable on the date of death. If the legal representative of the Executive who has died exercises the Option in accordance with the terms of this Agreement, the Corporation will have no obligation to issue the Shares until evidence satisfactory to the Corporation has been provided by the legal representative that the legal representative is entitled to purchase the Shares under this Agreement.

4. Payment of Option Price

            The exercise price of each Share purchased under an Option must be paid in full by bank draft or certified cheque at the time of exercise, and upon receipt of payment in full, the number of Shares in respect of which the Option is exercised will be duly issued as fully paid and non-assessable.

5. Share Certificates

            Share certificates representing the number of Shares in respect of which the Option has been exercised will be issued only upon payment in full of the relevant exercise price. These share certificates will be held for safekeeping by the Secretary of the Corporation, unless the Executive directs the Secretary otherwise.

6. Amendment of Option Terms

            With the consent of any applicable regulatory authorities (as required) and the Executive, the Board may amend or modify any outstanding Options in any manner to the extent that the Board would have had the authority to initially grant the award as so modified or amended, including without limitation, to change the date or dates as of which, or the price at which, an Option becomes exercisable.

7. Right to Terminate Options on Sale of Corporation

            Notwithstanding any other provision of this Agreement, if the Board at any time by resolution declares it advisable to do so in connection with any proposed sale or conveyance of all or substantially all of the property and assets of the Corporation or any proposed merger, consolidation, amalgamation or offer to acquire all of the outstanding Shares of the Corporation (collectively, the "Proposed Transaction"), the Corporation may give written notice to the Executive advising that the outstanding Options may be exercised only within 30 days after the date of the notice and not thereafter, and that all rights of the Executive under any Options not exercised will terminate at the expiration of the 30-day period, provided that the Proposed Transaction is completed within 180 days after the date of the notice. If the Proposed Transaction is not completed within the 180-day period, no right under any Option will be affected by the notice, except that the Option may not be exercised between the date of expiration of the 30-day period and the day after the expiration of the 180-day period.

8. Prohibition of Transfer of Options

            Options are personal to the Executive. The Executive may deal with any Options or any interest in them or transfer any Options now or hereafter held by the Executive only in accordance with this Agreement. A purported transfer of any Options in violation of this Agreement will not be valid and the Corporation will not issue any Share upon the attempted exercise of improperly transferred Options. For the purposes of this Agreement, the term "transfer" shall have the meaning ascribed to such term in the Share Option Plan of the Corporation dated February 12, 1996.

9. Prohibition of Transfer of Shares

            The Executive will not, upon exercise of an Option, deal with any Share or any interest in it or transfer any Share now or hereafter held by the Executive except in accordance with the Articles of the Corporation as implemented by the Board.

10. Capital Adjustments

            If there is any change in the outstanding Shares by reason of a stock dividend or split, recapitalization, consolidation, combination or exchange of shares, or other fundamental corporate change, the Board will make, subject to any prior approval required of relevant stock exchanges or other applicable regulatory authorities, if any, an appropriate substitution or adjustment in (i) the exercise price of any unexercised Options; (ii) the number or kind of shares reserved for issuance to the Executive; and (iii) the purchase price of those shares subject to unexercised Options theretofore granted to the Executive, and in the exercise price of those unexercised Options; provided, however, that no substitution or adjustment will obligate the Corporation to issue or sell fractional shares. In the event of the reorganization of the Corporation or the amalgamation or consolidation of the Corporation with another corporation, the Board may make such provision for the protection of the rights of the Executive, as the Board in its discretion deems appropriate. The determination of the Board, as to any adjustment or as to there being no need for adjustment, will be final and binding on all parties.

11. Compliance with Legislation

            The Board may postpone or adjust any exercise of any Option or the issue of any Shares pursuant to this Agreement as the Board in its discretion may deem necessary in order to permit the Corporation to effect or maintain registration of this Agreement or the Shares issuable pursuant thereto under the securities laws of any applicable jurisdiction, or to determine that the Shares and this Agreement are exempt from such registration. The Corporation is not obligated by any provision of this Agreement or any grant hereunder to sell or issue Shares in violation of any applicable law. In addition, if the Shares are listed on a stock exchange, the Corporation will have no obligation to issue any Shares pursuant to this Agreement unless the Shares have been duly listed, upon official notice of issuance, on a stock exchange on which the Shares are listed for trading.

12. Restrictions on Resale of Shares

            The Executive's right to resell Shares that the Executive purchases pursuant to the exercise of any vested Options may be restricted in accordance with applicable securities laws.

The Executive should contact the Secretary of the Corporation or his legal adviser for more details concerning these restrictions.

13. Governing Law

            This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario.

            IN WITNESS WHEREOF the parties have executed this Agreement.

                                       TLC THE LASER CENTER INC.


                                       By: /s/ John Riegert
                                          ---------------------------------
                                          John Riegert
                                          Chief Financial Officer
WITNESS                            )
                                   )
                                   )
/s/ Janet Craig                    )      /s/ Elias Vamvakas
--------------------------------   )      ---------------------------------
                                   )      ELIAS VAMVAKAS
Janet Craig                        )
--------------------------------   )
Witness Name (Please Print)        )

                          INHERENT VALUE EXERCISE FORM

TLC The Laser Center Inc.
206 Laird Drive, Suite 100
Toronto, Ontario
M4G 3W4

Attention: Janet Craig

Dear Sirs/Mesdames:

            I hereby notify the Corporation that pursuant to the terms of the Share Option Agreement dated March 4, 1996 (the "Share Option Agreement") made between me and the Corporation, I wish to exercise options to acquire 391,727 common shares of the Corporation at an exercise price of $4.11 (Cdn.). I hereby direct the Corporation to apply the Inherent Value of my Original Option toward this exercise of Options. Words used herein and denoted by initial capital letters have the respective meanings ascribed thereto in the Share Option Agreement.

                                                  Yours truly,


                                                  /s/ Elias Vamvakas
Dated: March 18, 1996                             -----------------------------
                                                  Elias Vamvakas

                              EMPLOYMENT AGREEMENT

           THIS AGREEMENT is made as of this 1st day of January, 1996,

B E T W E E N:

                               TLC THE LASER CENTER INC., a corporation incorporated under the laws of the Province of Ontario

                               (the "Corporation")

                               -and-

                               ELIAS VAMVAKAS, of the City of Richmond Hill, in the Province of Ontario

                               (the "Executive")

RECITALS:

A. The Corporation is the parent company of a group of companies (collectively, the "TLC Group") involved in the business of providing excimer laser eye surgery and other secondary eye care services.

B. The Executive is currently an employee of the Corporation and/or the TLC Group as well as a shareholder of the Corporation.

C. The Corporation and the Executive wish to enter into this Agreement to set forth the rights and obligations of each of them as regards the Executive's continuing employment with the Corporation for their mutual benefit and to reflect the nature of the Executive's employment by a corporation intending to become a public corporation.

NOW THEREFORE IN CONSIDERATION OF THE MUTUAL COVENANTS AND AGREEMENTS CONTAINED IN THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION (THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED), THE CORPORATION AND THE EXECUTIVE AGREE AS FOLLOWS:

Definitions

1. In this Agreement,

      "Agreement" means this agreement and all schedules attached to this agreement, in each case as they may be amended or supplemented from time to time;

      "Business Day" means any day, other than Saturday, Sunday or any statutory holiday in the Province of Ontario;

      "Competitive Business" means a business carried on in North America which includes the financing, development and/or operation of excimer laser eye surgery clinics or secondary eye care clinics in the geographic market areas where the Corporation carries on or, to the knowledge of the Executive at any time during the continuance of this Agreement, intends to carry on, its business;

      "Confidential Information" means all confidential or proprietary information, Intellectual Property (including trade secrets) and confidential facts relating to the business or affairs of the Corporation or the TLC Group whether or not originated by the Executive including, without limitation, work product resulting from or related to work or projects performed or to be performed by the Corporation or the TLC Group, internal personnel and financial information of the Corporation or the TLC Group, purchasing and internal cost information, service and operational manuals, the manner and method of conducting the business of the Corporation or the TLC Group, marketing and development plans and agreements, price and cost data, price and fee amounts, pricing and billing policies, quoting procedures, marketing techniques, methods of obtaining business, forecasts and forecast assumptions and volumes, future plans and potential strategies of the Corporation or the TLC Group which have been or are being discussed, ideas concerning proposed eye surgery clinics, contracts and their contents, patient and affiliated doctor services, data provided by patients and affiliated doctor, and the type, quantity and specifications of products and services, purchased, leased, licensed, engaged, employed or received by the Corporation or the TLC Group or by clients of the Corporation or the TLC Group, business plans, patients, affiliated doctor and vendor lists, business deals with any of these, financing, acquisition, development, licensing and distribution agreements and budgets and investment opportunities and structures;

      "Disability" means the mental or physical state of the Executive such that the Executive has been unable as a result of illness, disease, mental or physical disability or similar cause, as determined by a legally qualified medical practitioner selected by the Corporation, to fulfil the Executive's obligations under this Agreement either for any consecutive 180 day period or for any period of 180 days (whether or not consecutive) in any consecutive 365 day period and the cause so determined by such medical practitioner falls within the definition of "disability" contained in the disability insurance policy referred to in section 10(b) hereof;

      "Employment Period" means the Term and renewals thereof;

      "ESA" means the Employment Standards Act (Ontario) as the same may be amended from time to time and any successor legislation thereto or similar legislation governing the employment of the Executive;

      "Intellectual Property" means all legally recognized rights which result or derive from the Executive's services provided to the Corporation or the TLC Group or with the knowledge, use or incorporation of Confidential Information, and includes but is not limited to developments, inventions, designs, works of authorship, improvements and ideas, whether or not patentable or copyrightable, conceived or made by the Executive (individually or in collaboration with others) during the Employment Period or which result from or derive from the Corporation's or the TLC Group's resources or which are reasonably related to the business of the Corporation or the TLC Group;

      "Just Cause" means: (i) the failure of the Executive to carry out his duties after notice by the Corporation of the failure to do so and an opportunity for the Executive to correct the same within a reasonable time from the date of receipt of such notice, (ii) theft, fraud, dishonesty or misconduct by the Executive involving the property, business or affairs of the Corporation or the carrying out of the Executive's duties; or (iii) any material breach or non-observance by the Executive of any term of this Agreement;

      "Person" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

      "Term" has the meaning set out in section 3; and

      "Year of Employment" means any 12 month period during the Employment Period commencing on January 1, and ending on December 31.

2. Employment of the Executive

            The Corporation will employ the Executive, and the Executive will serve the Corporation, in positions assigned by the board of directors of the Corporation from time to time that are consistent with the Executive's skills and experience and comparable to the duties and positions held by the Executive with the Corporation prior to the date of this Agreement. The Executive shall, at the discretion of the board of directors of the Corporation, hold the office of President, Chief Executive Officer and Chairman of the Board of Directors. The Corporation may, by notice given in accordance with this Agreement, cause the Executive to be employed by another member of the TLC Group designated by the Corporation. If a designation of this sort is made, this Agreement will govern the employment relationship between the Executive and the relevant member of the TLC Group but the term "Corporation" will, unless the context requires otherwise, be deemed to refer to the member of the TLC Group that employs the Executive. The Executive will comply with all rules, regulations and instructions of the Corporation now in force, or which may be adopted from time to time, and communicated by the Corporation to its employees.

3. Employment Period

            The Executive's employment will, subject to section 9, be for a term of three years extending to December 31, 1998 (the "Term"). Commencing on January 1, 1999, the Term shall be automatically extended for successive periods of one year unless terminated by the agreement of the parties or pursuant to section 9(c) or 9(d) hereof.

4. Performance of Duties

            During the Employment Period, the Executive will faithfully, honestly and diligently serve the Corporation and the TLC Group. The Executive will (except in the case of illness or accident) devote sufficient time and effort so as to ensure the effective management of the Corporation and will use his best efforts to promote the interests of the Corporation. The Executive appreciates that his duties may involve significant travel, and agrees to travel as reasonably required in order to fulfil his duties.

5. Remuneration

      (a) Basic Remuneration. The Corporation will pay the Executive a gross annual salary (the "Salary") in an amount equal to $225,000 (US) in the first year of the Term, $250,000 (US) in the second year of the Term, $275,000 (US) in the third year of the Term and thereafter during successive annual renewals of the Term the Corporation will pay the Executive a gross annual Salary in an amount determined by the board of directors of the Corporation from time to time in respect of each such successive year, provided that the Executive's Salary in each such successive year shall be no less than that paid in the previous year plus fifteen per cent. The foregoing Salary payable in each year is before deduction for income taxes and other required deductions, such as Canada Pension Plan and Unemployment Insurance contributions, but excluding the Benefits paid by the Corporation as provided in section 5(b)). The Salary will be payable in equal installments semi-monthly in arrears in each month during each Year of Employment, the first payment to be made on January 15, 1996.

      (b) Benefits. The Corporation will provide to the Executive any benefits provided from time to time to employees of the Corporation generally including, without limitation, medical and dental insurance plans and disability insurance (the "Benefits"). In addition, the Executive will be entitled to participate in applicable fund, plan or arrangement relating to senior executives of the Corporation in effect generally from time to time with respect to the Corporation, in accordance with and subject to the terms thereof.

      (c) Bonus Remuneration. The Executive will be entitled to receive such bonus remuneration, if any, in respect of each Year of Employment during the Employment Period (including, without limitation, any Year of Employment during which this Agreement terminates), as the board of directors of the Corporation, in its sole discretion, may authorize (the "Bonus").

6. Expenses

            The Corporation will, upon presentation of expense statements or receipts and such other supporting documentation as the Corporation may reasonably require, pay or reimburse the Executive in accordance with the Corporation's expense policies for all travel and out-of-pocket expenses reasonably incurred or paid by the Executive in the performance of his duties and responsibilities.

7. Vacation

            The Executive will be entitled during each Year of Employment during the Employment Period to such period of vacation with pay as the board of directors of the Corporation, in its sole discretion, may authorize, provided that the Executive will be entitled to at least 4 weeks of vacation during each Year of Employment. Vacation will be taken by the Executive at such time as may be convenient to the Corporation having regard to its operations.

8. Options

            The Corporation hereby grants to the Executive options to acquire 1,000,000 common shares in the capital of the Corporation at an option price of $2.50 (Cdn.) per common share of which options to acquire 250,000 shares will be exerciseable in each of the next four years on a cumulative basis. Each of the foregoing options shall expire on the earlier of (i) 5 years following the date on which they become exerciseable and (ii) ninety days following termination of the Executive's employment hereunder. The parties agree to enter into such additional documents as may be required to give effect to the options herein granted.

9. Termination

      (a)   Notice. The Executive's employment may be terminated at any time:

            (i) by the Corporation without prior notice and without further obligations to the Executive for reasons of Just Cause or Disability; or

            (ii) in any other case, by the Corporation on 24 months' prior written notice, provided that if, in the case of termination by the Corporation under this clause 9(a)(ii), the Executive is entitled under the ESA to a longer period of notice than that prescribed above, the notice to be given by the Corporation under this clause 9(a)(ii) will be that minimum period of notice which is required under the ESA and no more.

            Termination of the Executive's employment by the Corporation pursuant to clause 9(a)(i) or clause 9(a)(ii) may be undertaken only under the authority of a resolution of the aboard of directors approved by 80% of the directors.

            Subject to section 10 hereof, the Executive's employment will be automatically terminated, without further obligation on the part of the Corporation or the TLC Group (except as to the pro-rata payments of amounts owing to such date) upon the Executive's death.

      (b) Effective Date. The effective date on which the Executive's employment will be deemed to have been terminated will be:

            (i) in the case of termination under clause 9(a)(i) or 9(a)(ii), the day on which the Executive is deemed, under section 19, to have received notice from the Corporation of termination; and

            (ii) in the case of the death of the Executive, on the date of the Executive's death.

      (c)   No Other Entitlement. Except as provided in this section 9 and section 10, where the Executive's employment has been terminated by the Executive or terminated or deemed to have been terminated by the Corporation for any reason, the Executive will not be entitled, except to the extent required under any mandatory employment standard under the ESA, to receive any payment as termination pay, severance pay, in lieu of notice, or as damages. Except as to any entitlement as provided herein and in section 10 hereof, the Executive hereby waives any claims the Executive may have against the Corporation for or in respect of termination pay, severance pay, or on account of loss of office or employment or notice in lieu thereof or damages in lieu thereof (other than rights to accrued and unpaid Salary and vacation pay, to reimbursement for expenses pursuant to section 6, to the assignment to the Executive of any and all insurance policies or health and dental insurance plans, if assignable, and to the granting of any share options to which the Executive is entitled in accordance with the terms of this Agreement). Payments to the Executive upon termination by the Corporation will be deemed to include and to satisfy entitlement to termination pay and severance pay pursuant to the ESA to the extent of such payments.

      (d) The Executive may terminate his employment with the Corporation at any time following the Term on not less than 120 days prior written notice.

10. Termination Payment

      (a)   if this Agreement is terminated by the Corporation pursuant to section 9(a)(i) for Just Cause, then the Corporation shall pay to the Executive the minimum amount required to be paid in respect of such termination by the ESA;

      (b)   if this Agreement is terminated by the Corporation pursuant to section 9(a)(i) for Disability, the Corporation shall not be required to make any termination, severance or other payment to the Executive, provided that the Executive shall be entitled to receive all disability payments payable to the Executive pursuant to disability insurance maintained by the Corporation for the benefit of the Executive. The Corporation covenants that throughout the Employment Period it will maintain disability insurance for the benefit of the Executive at at least the insurable levels and on terms no less favourable to the Executive than the disability insurance policy for the benefit of the Executive existing on the date hereof, provided that the cost of maintaining such insurance is not unreasonable as determined by a vote of not less than 80% of the directors of the Corporation. If such determination is made the parties agree within a reasonable time thereafter to negotiate mutually acceptable alternative arrangements. Notwithstanding the foregoing, but subject to such mutually acceptable alternate arrangements if entered into, the Corporation will for a period of 18 months following termination of this Agreement pursuant to this section 10(b), pay to the Executive the difference between (i) amounts received by the Executive pursuant to disability insurance policy maintained by the Corporation and (ii) 150% of the Salary and

            Bonus paid to the Executive during his last full year of employment hereunder. Such amounts will be estimated and paid monthly to the Executive with any necessary adjustments at the end of such 18 month period;

      (c)   if this Agreement is terminated by the Corporation pursuant to section 9(a)(ii) hereof, the Corporation shall pay to the Executive, within 30 days of the effective date of such termination, an amount equal to 24 months Salary determined by reference to the Executive's salary in the current Year of Employment and a Bonus equal to twice the average of the Bonus paid to the Executive in each of the previous two years; and

      (d) if this Agreement is terminated by reason of the death of the Executive, the Corporation shall pay to the Executive's estate or personal representatives all amounts owing to the Executive up to and including the date of death together with a Bonus equal to that percentage of the previous year's Bonus that is equal to the percentage determined by dividing 365 the numerical day in the Year of Employment that the Executive died and multiplying that product by 100.

11. Return of Materials Upon Termination

            Upon termination of the Executive's employment by the Corporation, the Executive will promptly deliver to the Corporation all property of or belonging to or administered by the Corporation or the TLC Group, including without limitation all documents, manuals, customer, patient, affiliated doctor, supplier, product and other proprietary lists, data, records, computer programs, codes, materials, prototypes, products, samples, analyses, reports, marketing materials, equipment, tools and devices relating or pertaining to any Intellectual Property or Confidential Information, including all copies or reproductions of the same

12. Non-Competition Agreement

            The Executive acknowledges the competitive and proprietary nature of the business carried on by the Corporation and the TLC Group and the interests of the Corporation and the TLC Group in limiting, on a reasonable basis, the availability of its employees and former employees to Competitive Businesses.

            Accordingly, the Executive will not, either during the Employment Period or for a period of 24 months thereafter, directly or indirectly, in any manner whatsoever including, without limitation, either individually, or in partnership, jointly or in conjunction with any other Person, or as employee, principal, agent, director or shareholder

      (a)   be engaged in any undertaking;

      (b) have any financial or other interest (including an interest by way of royalty or other compensation arrangements) in or in respect of the business of any Person which carries on a business; or

      (c) advise, lend money to, guarantee the debts or obligations of or permit the use of the Executive's name or any part thereof by any Person which carries on a business;

in North America, if the undertaking or the business, as the case may be, is a Competitive Business.

            Nothing in this section 12 will operate to prevent the Executive from owning, on a passive investment basis, up to 5% of the issued shares of a Competitive Business, the shares of which are traded on a recognized stock exchange or traded in the over-the-counter market in Canada or elsewhere.

            Notwithstanding the foregoing but subject to section 4 hereof, the Corporation acknowledges that the Executive will, throughout the Employment Period, continue to hold certain professional licences relevant to and will continue to receive compensation from E.A. Vamvakas Insurance Agencies Limited and Creative Planning Corporation Insurance Services, Inc. and the Corporation agrees that such licenses and relationships shall not constitute a breach of this section 12.

13. No-Solicitation of Employees or Consultants

            The Executive acknowledges the importance to the business carried on by the Corporation and the TLC Group of the human resources engaged and developed by the Corporation and the TLC Group and the unique access that the Executive's employment and other involvement with the Corporation and the TLC Group offers to interfere with these resources. Accordingly, the Executive will not, during the Employment Period and for the period of 24 months thereafter, directly or indirectly, employ, be employed by, enter into a partnership or other association with or retain as an independent contractor or be retained as an independent contractor by any employee of or consultant to the Corporation or the TLC Group or induce or solicit, or attempt to induce, any such person to leave that person's employment or engagement.

14. Confidentiality

            The Executive will not, during the Employment Period and at any time thereafter, directly or indirectly, other than as required by his duties use or disclose to any Person any Confidential Information unless:

      (a) the Confidential Information is available to the public or in the public domain at the time of such disclosure or use, without breach of this Agreement or any similar agreement between the Corporation and other employees or consultants; or;

      (b) disclosure of the Confidential Information is required to be made by any law, regulation, governmental authority or court, provided that before disclosure is made, notice of the requirement is provided to the Corporation, and (to the extent possible in the circumstances) the Corporation is afforded an opportunity to dispute the requirement for disclosure.

The Executive's obligations under this section 14 are to remain in effect in perpetuity and will exist and continue in full force and effect notwithstanding any breach or repudiation or any alleged breach or repudiation of this Agreement by the Corporation.

15. Copyright

            During the Employment Period, the Executive agrees to disclose to the Corporation all Intellectual Property developed by the Executive, either individually or in collaboration with others, which relates directly or indirectly to the business of the Corporation or the TLC Group. The Executive acknowledges and agrees that all right, title and interest of any kind whatsoever in and to the Intellectual Property, including the foregoing and any copyrights, is and will be the exclusive property of the Corporation and the Corporation will have absolute discretion to determine how such Intellectual Property is used. All work done during the Employment Period by the Executive for the Corporation or a member of the TLC Group is a work for hire under which the Corporation or the member of the TLC Group, as the case may be, is the first author for copyright purposes. Copyright will vest in the Corporation or the relevant member of the TLC Group, as the case may be. The Executive hereby waives all moral rights that the Executive may have in the Intellectual Property and the Executive agrees that this waiver may be invoked by the Corporation, and by any of its authorized agents or assignees, to use any of the Intellectual Property. The Executive agrees that the Executive will execute all such instruments and do all such things as may be reasonably necessary or desirable to give full effect to the foregoing and will cooperate and assist the Corporation and the TLC Group in enforcing their rights under this paragraph.

16. Certain Warranties, Covenants and Remedies

      (a) The Executive agrees that the obligations of the Executive as set forth in sections 11, 12, 13, 14 and 15 will be deemed to have commenced as of the date on which the Executive was first employed by the TLC Group. The Executive warrants that the Executive has not, to date, breached any of the obligations set forth in any of these sections.

      (b) The Executive acknowledges that a material breach or threatened material breach by the Executive of any of sections 11, 12, 13, 14 and 15 will result in the Corporation and its shareholders suffering irreparable harm which is not capable of being calculated and which cannot be fully or adequately compensated by the recovery of damages alone. Accordingly, the Executive agrees that the Corporation will be entitled to interim and permanent injunctive relief, specific performance and other equitable remedies, in addition to any other relief to which the Corporation may become entitled.

      (c) The Executive's obligations under each of sections 11, 12, 13, 14 and 15 are to remain in effect in accordance with their terms and will exist and continue in full force and effect notwithstanding any breach or repudiation, or alleged breach or repudiation, of this Agreement by the Corporation.

17. Co-operation by Executive

            The Executive will co-operate in all respects with the Corporation if a question arises as to whether he has a Disability. Without limitation, the Executive will authorize the Executive's medical doctor or other health care specialist to discuss the condition of the Executive with the Corporation and will as reasonably requested by the Corporation submit to examination by a medical doctor or other health care specialist selected by the Corporation.

18. Citizenship and Residence

            The Executive warrants that he is a Canadian citizen ordinarily resident in Ontario and covenants that he will maintain his status as such unless and until otherwise approved by the board of directors of the Corporation. The Corporation will not, without agreement of the Executive, require the Executive to relocate from the Municipality of Metropolitan Toronto.

19. Notices

            Any notice or other communication required or permitted to be given hereunder must be in writing, delivered by facsimile or by hand-delivery as hereinafter provided. Any such notice or other communication, if sent by facsimile, will be deemed to have been received on the Business Day following the sending, or if delivered by hand to the Executive will be deemed to have been received at the time it is delivered to him or, if delivered to the Executive or the Corporation at applicable address noted below, when it is delivered either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address will also be governed by this section. Notices and other communications must be addressed as follows:

      (a)   if to the Executive:

            423 Weldrick Road East
            Richmond Hill, Ontario
            L4B 2M5

            Attention: Mr. Elias Vamvakas
            Telecopier number: (905) 770-7235

      (b)   if to the Corporation:

            206 Laird Drive
            Suite 100
            Toronto, Ontario
            M4G 3W4

            Attention: Corporate Secretary
            Telecopier number: (416) 467-6882

20. Headings

            The inclusion of headings in this Agreement is for convenience of reference only and is not to affect the construction or interpretation hereof.

21. Invalidity of Provisions

            Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any provision by a court of competent jurisdiction will not affect the validity or enforceability of any other provision hereof.

22. Entire Agreement

            This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement. This Agreement supersedes and replaces all prior agreements, if any, written or oral, with respect to the Executive's employment by the Corporation or the TLC Group and any rights which the Executive may have by reason of any such prior agreement or by reason of the Executive's prior employment, if any, by the Corporation or the TLC Group.
There are no warranties, representations or agreements between the parties in connection with the subject matter of this Agreement except as specifically set forth or referred to in this Agreement. No reliance is placed on any representations, opinion, advice or assertion of fact made by the Corporation the TLC Group or its directors, officers and agents to the Executive, except to the extent that the same has been reduced to writing and included as a term of this Agreement. Accordingly, there will be no liability, either in tort or in contract, assessed in relation to any such representation, opinion, advice or assertion of fact, except to the extent aforesaid.

23. Waiver, Amendment

            Except as expressly provided in this Agreement, no amendment or waiver of this Agreement will be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement will constitute a waiver of any other provision nor will any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

24. Employers and Employees Act

            Section 2 of the Employers and Employees Act (Ontario) or other similar provisions in the ESA will not apply to or in respect of this Agreement or the employment of the Executive hereunder.

25. Governing Law

            This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario.

26. Counterparts

            This Agreement may be signed in counterparts. Each counterpart will constitute an original document and all counterparts, taken together, will constitute one and the same instrument. Executed counterparts may be delivered by telecopier.

27. Acknowledgement

            The Executive acknowledges that:

      (a) the Executive has had sufficient time to review and consider this Agreement thoroughly;

      (b) the Executive has read and understands the terms of this Agreement and the Executive's obligations hereunder;

      (c) the Executive has been given an opportunity to obtain independent legal advice, or such other advice as the Executive may desire, concerning the interpretation and effect of this Agreement; and

      (d)   the Agreement is entered into voluntarily by the Executive.

IN WITNESS WHEREOF THE PARTIES HAVE EXECUTED THIS AGREEMENT.

                                       TLC THE LASER CENTER INC.


                                       By: /s/ John Riegert                c/s
                                          ---------------------------------
                                          John Riegert
                                          Chief Financial Officer
WITNESS:
                                   )
                                   )
/s/ Ernest Belyea                  )      /s/ Elias Vamvakas
--------------------------------   )      ---------------------------------
                                   )      ELIAS VAMVAKAS
Ernest Belyea                      )
--------------------------------   )
Witness Name (Please Print)        )